UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2020

Better Choice Company Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 Douglas Rd E, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code): (646) 846-4280

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2020, Better Choice Company Inc. (the “Company”), received a revolving line of credit in the aggregate amount of $7,500,000.00 (the “Citizens ABL Facility”) from Citizens Business Bank, a California banking corporation (“Citizens Bank”), pursuant to that certain Business Loan Agreement (the “Citizens ABL Agreement”), dated as of July 16, 2020, by and among the Company, Halo, Purely for Pets, Inc., a Delaware corporation (“Halo”), TruPet LLC, a Delaware limited liability company (“TruPet”), Bona Vida, Inc., a Delaware corporation (“Bona Vida” and together with the Company, Halo, and TruPet, the “Credit Parties”), and Citizens Bank.  The Citizens ABL Facility is also evidenced by that certain Promissory Note, dated as of July 16, 2020, issued by the Credit Parties in favor of Citizens Bank (the “Promissory Note”).  The proceeds of the Citizens ABL Facility will be used (i) to repay all principal, interest and fees outstanding under the Company’s existing revolving credit facility and (ii) for general corporate purposes.

The Citizens ABL Facility matures on July 5, 2022 and bears interest at a variable rate of LIBOR plus 250 basis points, with an interest rate floor of 3.250% per annum. Accrued interest on the Citizens ABL Facility is payable monthly commencing on August 5, 2020. The Citizens ABL Agreement and the Promissory Note provide for customary financial covenants that commence on December 31, 2020 and customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and material adverse effects. The Company may prepay the principal of the Citizens ABL Facility at any time without incurring any prepayment charges.

The Citizens ABL Facility is secured by a general security interest on the assets of the Credit Parties pursuant to that certain Commercial Security Agreement, dated July 16, 2020, by and among the Credit Parties and Citizens Bank (the “Security Agreement”).  In addition, the Citizens ABL Facility is personally guaranteed by John M. Word, III, a member of the Company’s board of directors, pursuant to that certain Commercial Guaranty, dated as of July 16, 2020, by and between Citizens Bank and Mr. Word (the “Guaranty”).

In consideration of the Guaranty, the Company issued common stock purchase warrants (the “July 2020 Warrants”) to purchase up to 500,000 shares of the Company’s common stock at a price equal to $1.05 per share.  The July 2020 Warrants were issued as follows: 300,000 to Mr. Word, 100,000 to Michael Close, a member of the Company’s board of directors, and 100,000 to Clinton Gee, a member of the Company’s board of directors.  The July 2020 Warrants are exercisable on the date of issuance and expire on the earlier of (i) 84 months from the date of the consummation of an underwritten public offering or other uplist transaction through which the Company lists its common stock on the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or another national securities exchange in the United States or Canada or (ii) June 30, 2030.

The foregoing description of the Citizens ABL Agreement and Citizens ABL Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Citizens ABL Agreement, the Promissory Note, the Security Agreement and Guaranty attached to this Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01 and Exhibits 10.1, 10.2, 10.3 and 10.4 of this report are incorporated herein by reference.

Item 8.01.	Other Events.

On July 20, 2020 the Company announced the closing of the Citizens ABL Facility.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Business Loan Agreement, dated as of July 16, 2020, by and among the Company, Halo, Purely for Pets, Inc., a Delaware corporation (“Halo”), TruPet LLC, a Delaware limited liability company (“TruPet”), Bona Vida, Inc., a Delaware corporation (“Bona Vida” and together with the Company, Halo, and TruPet, the “Credit Parties”), and Citizens Bank.

10.2	Promissory Note, dated as of July 16, 2020, issued by the Credit Parties in favor of Citizens Bank.

10.3	Commercial Security Agreement, dated as of July 16, 2020, by and among the Credit Parties and Citizens Bank.

10.4	Commercial Guaranty, dated as of July 16, 2020, by and between Citizens Bank and John M. Word, III.

10.5	Form of July 2020 Common Stock Purchase Warrants.

99.1	Press Release dated July 20, 2020.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Werner von Pein
	Name:	Werner von Pein
	Title:	Chief Executive Officer

July 21, 2020

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